PRESS RELEASE

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Univar Acquires Tagma Brasil

Leading Brazilian formulator and packager of crop protection chemicals will expand Univar’s agricultural business in Latin America

DOWNERS GROVE, Ill. and SÃO PAULO, Brazil — September 21, 2017 — Univar Inc. ("Univar") announced today that its wholly owned subsidiary Univar Brasil Ltda. has acquired the stock of Tagma Brasil Ltda. ("Tagma").

“Brazil has agriculture and agro-food exports of more than $89 billion USD and a domestic market that serves nearly 210 million people. This acquisition expands Univar’s agriculture business in one of the world’s fastest-growing agricultural markets,” said Steve Newlin, Univar’s chairman and chief executive officer. “In addition, Tagma’s formulation and packaging capabilities will enhance the value proposition for several of our key global supplier partners, and Tagma’s strong culture of safety, integrity and quality will be an excellent complement to Univar’s already robust agricultural business in North America.”

In Brazil, Tagma is a leading provider of custom formulation and packaging services for crop protection chemicals that include herbicides, insecticides, fungicides and surfactants. Tagma formulates more than 200 registered crop protection products and provides conception and preparation of new formulations; adaption of existing formulations; and technical assistance with processing and regulatory requirements.

“Joining Univar positions us well to be a more valuable, more relevant partner to existing and future global customers who are looking for supply chain solutions, and I am confident this will create opportunities and growth for our current employees,” stated José Carlos Leite, president of Tagma.

“Tagma allows us to more holistically serve customers in an agriculture market that is increasingly turning toward crop yield protection and biological add-ons,” added Mike Hildebrand, Univar’s president of Canada, Agriculture and Environmental Sciences. “We welcome this opportunity to expand Univar Brasil’s formulation and packaging capacity, which will allow us to serve our customers with increased capabilities and provide our suppliers with expanded market reach.”

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredient distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

About Tagma
Founded in 2000, Tagma is a leading provider of custom formulation and packaging services for crop protection chemicals in Brazil that include herbicides, insecticides, fungicides and surfactants. Locally serving leading global customers, the company creates value through its reliable quality and technical expertise in the development of formulations that allow the Brazilian agriculture market to meet regulatory and consumer requirements.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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